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                                                                     Exhibit 1.1

                         DREAMWORKS ANIMATION SKG, INC.

                 CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE

                             ----------------------

                             UNDERWRITING AGREEMENT


                                                                October __, 2004

Goldman, Sachs & Co.,
J.P. Morgan Securities Inc.
   As representatives of the several Underwriters named in Schedule I hereto (the "Representatives"),
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004

and

c/o J.P. Morgan Securities Inc.
277 Park Avenue, 19th Floor
New York, New York  10172


Ladies and Gentlemen:


      DreamWorks Animation SKG, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 25,000,000 shares of Class A Common Stock, par value $0.01 per share ("Stock") of the Company; and the stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 4,000,000 shares and, at the election of the Underwriters, up to 4,350,000 additional shares of Stock. The aggregate of 29,000,000 shares to be sold by the Company and the Selling Stockholders is herein called the "Firm Shares" and the aggregate of 4,350,000 additional shares to be sold by the Selling Stockholders is herein called the "Optional Shares". The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares".


      1. (a) The Company and DreamWorks L.L.C., a Delaware limited liability company ("DreamWorks L.L.C."), jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

            (i) A registration statement on Form S-1 (File No. 333-117528) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form, excluding exhibits thereto,


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      heretofore delivered to you for each of the other Underwriters have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

            (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1 with respect to such Selling Stockholder;

            (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1 with respect to such Selling Stockholder;


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            (iv) Since the date of the most recent audited financial statements of DreamWorks Animation (a division of DreamWorks L.L.C. and its consolidated subsidiaries, which collectively conduct the animation business of DreamWorks L.L.C. and its subsidiaries as described in the Prospectus ("Animation"), to be owned and operated by the Company after giving effect to the consummation of the transactions (the "Separation") contemplated by the Separation Agreement, dated as of ______, 2004, among DreamWorks L.L.C., DreamWorks Animation L.L.C. ("DWA") and the Company (the "Separation Agreement")), included in the Prospectus, Animation has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus and other than as set forth in the Prospectus, there has not been any change in the owner's equity or long-term debt of Animation or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, owner's equity or results of operations of Animation; and the Company has not engaged in any business or incurred any liability or issued any capital stock, otherwise than as set forth or contemplated in the Prospectus;

            (v) After giving effect to the consummation of the transactions contemplated by the Separation Agreement, the Company and each of its subsidiaries will have good and marketable title in fee simple to all real property and good and marketable title to all personal property described as being owned by them in the Prospectus, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings to be held under lease by the Company or its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use proposed to be made of such property and buildings by the Company and its subsidiaries;

            (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or in good standing could not reasonably be expected to result in a material adverse change in, or affect on, the business, operations, properties or condition (financial or otherwise) of the Company (a "Company Material Adverse Effect");

            (vii) DWA has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or in good standing could not reasonably be


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      expected to result in a material adverse change in, or affect on, the business, operations, properties or condition (financial or otherwise) of Animation (an "Animation Material Adverse Effect", and together with a Company Material Adverse Effect, a "Material Adverse Effect"); and each subsidiary of DWA has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and has been duly qualified as a foreign company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect;

            (viii) Pacific Data Images, Inc. ("PDI") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect; and each subsidiary of PDI has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and has been duly qualified as a foreign company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect;

            (ix) After giving effect to the Separation, the Company will have an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company will be duly and validly authorized and issued, fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and, after giving effect to the Separation, all of the membership interests and issued shares of capital stock of each subsidiary of the Company, as the case may be, will be duly and validly authorized and issued, fully paid and non-assessable and (except for directors' qualifying shares and except as set forth in the Prospectus) will be owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; provided that any claims by PDI shareholders with respect to dissenters' rights shall not be considered a lien, encumbrance, equity or claim for purposes of this paragraph;

            (x) Each of the Company and DreamWorks L.L.C. has the power and authority to execute and deliver this Agreement, the Separation Agreement, the Distribution Agreement, dated as of October 7, 2004, between the Company and DreamWorks L.L.C. (the "Distribution Agreement"), the Services Agreement, dated as of October 7, 2004, between the Company and DreamWorks L.L.C. (the "Services Agreement") and the Formation Agreement, dated as of ______, 2004, among the Company, DreamWorks L.L.C., DWA Escrow LLLP, a Delaware limited liability limited partnership ("DWA Escrow") and the other parties thereto (the "Formation Agreement", and together with the Separation Agreement, the Distribution Agreement and the Services Agreement, the "Transaction Agreements") and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of this Agreement and each of


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      the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly taken by each of the Company and DreamWorks L.L.C.;

            (xi) This Agreement and the Transaction Agreements have been or in the case of the Formation Agreement, will be duly authorized, executed and delivered by each of the Company and DreamWorks L.L.C. and constitute valid and legally binding agreements of each of the Company and DreamWorks L.L.C.;

            (xii) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

            (xiii) The issue and sale of the Shares to be sold by the Company and the compliance by the Company and DreamWorks L.L.C. with all of the provisions of this Agreement and the Transaction Agreements and the consummation of the transactions herein and therein contemplated will not
      (x) except as could not reasonably be expected to have a Material Adverse Effect, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, DreamWorks L.L.C. or any of their respective subsidiaries is a party or by which the Company, DreamWorks L.L.C. or any of their respective subsidiaries is bound or to which any of the property or assets of Animation or the Company or any of its subsidiaries is subject, nor will such action result in the creation of a lien on any of the property or assets of Animation or the Company or any of its subsidiaries, except as described in the Prospectus; (y) result in any violation of the provisions of the Restated Certificate of Incorporation or By-laws of the Company, the Seventh Amended and Restated Limited Liability Company Agreement of DreamWorks L.L.C., as amended; or (z) except as could not reasonably be expected to have a Material Adverse Effect, result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, DreamWorks L.L.C. or any of their respective subsidiaries or any of their properties;

            (xiv) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company and DreamWorks L.L.C. of the Separation, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and except, in the case of the Separation, as could not reasonably be expected to have a Material Adverse Effect;

            (xv) None of the Company, DWA or PDI or any other subsidiaries is
      (A) in violation of its Certificate of Incorporation or By-laws or Limited Liability Company Agreement, as applicable; (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound (except as could not reasonably be expected to have a Material Adverse Effect) or (C) any statute, law, rule,


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      regulation, judgment, order or decree applicable to Animation or the
      Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Animation, the Company or such subsidiary or any of its properties, as applicable (except as could not reasonably be expected to have a Material Adverse Effect);

            (xvi) The combined historical financial statements of Animation included in the Prospectus and the Registration Statement present fairly, in all material respects, the combined financial position of Animation, at the dates indicated and the combined results of its operations and its cash flows for the periods indicated in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected historical financial data set forth under the captions "Prospectus Summary - Summary Historical and Pro Forma Financial Data," "Pro Forma Financial Information" and "Selected Financial Data" (in each case, other than the pro forma information therein) present fairly, in all material respects, the information included therein; management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the transactions described under the caption "Unaudited Pro Forma Financial Information" and the related pro forma adjustments set forth in the pro forma financial statements included in the Prospectus give appropriate effect to those assumptions, and the pro forma columns included under the caption "Unaudited Pro Forma Financial Information" and under the caption "Prospectus Summary - Summary Historical and Pro Forma Financial Data" reflect the proper application of those adjustments to the historical financial statement amounts; the pro forma financial statements included in the Prospectus comply as to form with the applicable accounting requirements of Regulation S-X under the Act, except as otherwise noted in the letter delivered on the date hereof pursuant to Section 8(f) below;

            (xvii) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the captions "Related Party Agreements", "Material United States Tax Consequences for Non-United States Stockholders" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

            (xviii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and, to the best of DreamWorks L.L.C.'s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (xix) The Company has obtained and delivered to the Underwriters executed copies of a lock-up agreement (each, a "Lock-Up Agreement" and collectively, the "Lock-Up Agreements") from each party listed on Schedule III hereto in form and substance reasonably satisfactory to you;

            (xx) The Company is not and, after giving effect to the Separation, the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");


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            (xxi) Neither Animation nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

            (xxii) Ernst & Young LLP, who have certified certain financial statements of Animation, are registered independent public accountants as required by the Act and the rules and regulations of the Commission thereunder. Except as described in the Prospectus, since _______, 2003, Ernst & Young LLP has not engaged in any "prohibited activities" (as defined in Section 10A of the Exchange Act) on behalf of Animation or the Company;

            (xxiii) DreamWorks L.L.C. has filed, or has caused to be filed, all non-U.S., U.S. federal, state and local tax returns related to Animation that are required to be filed or has requested extensions thereof (except as disclosed in the Prospectus) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith, except as disclosed in the Prospectus and except as could not reasonably be expected to have an Animation Material Adverse Effect;

            (xxiv) No labor disturbance by the employees of Animation exists or, to the knowledge of DreamWorks L.L.C., is imminent, which could reasonably be expected to have a Material Adverse Effect;

            (xxv) Animation carries, or is covered by, insurance in such amounts and covering such risks as is adequate in accordance with its reasonable business judgment for the conduct of its business and the value of its respective properties and as is customary for companies engaged in similar businesses in similar industries;

            (xxvi) There are no material off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that could be reasonably be expected to have a Material Adverse Effect;

            (xxvii) Animation and the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, and none of Animation, the Company or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except as disclosed in the Prospectus, and except, in each case, as could not reasonably be expected to have a Material Adverse Effect;

            (xxviii) Animation is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which Animation would have any liability; Animation has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"), except, in the case of (i) or (ii), as could not reasonably be expected to have a Material Adverse Effect; and each "pension


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      plan" for which Animation would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except as could not reasonably be expected to have a Material Adverse Effect;

            (xxix) After giving effect to the consummation of the transactions contemplated by the Separation Agreement, the Company and its subsidiaries will own, possess, license or have other rights to use on reasonable terms, all patents, trademarks and service marks, trade names, copyrights, domain names (in each case including all registrations and applications to register same), inventions, trade secrets, technology, know-how, and other intellectual property (collectively, the "Intellectual Property"), necessary for the conduct of Animation's business as now conducted or as proposed in the Prospectus to be conducted by the Company and its subsidiaries, except for any Intellectual Property, the failure to own, possess, license or have other rights to use, could not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Prospectus and except as could not reasonably be expected to have a Material Adverse Effect, (A) the Company and its subsidiaries will own, or have rights to use under license, all such Intellectual Property free and clear in all respects of all adverse claims, liens or other encumbrances, including without limitation, claims by current and former employees, freelance authors or independent contractors; (B) to the knowledge of the Company and DreamWorks L.L.C., there is no infringement by third parties of any such Intellectual Property; (C) there is no pending or, to the Company's and DreamWorks L.L.C.'s knowledge, threatened action, suit, proceeding or claim by any third party, including by or in any court or governmental agency or body having jurisdiction over Animation or the Company or any of its subsidiaries or any of their properties, challenging Animation's or the Company's or its subsidiaries' rights in or to any such Intellectual Property, and the Company and DreamWorks L.L.C. are not aware of any reasonable basis for any such claim; (D) there is no pending or, to the Company's and DreamWorks L.L.C.'s knowledge, threatened action, suit, proceeding or claim by any third party, including by or in any court or governmental agency or body having jurisdiction over Animation or the Company or any of its subsidiaries or any of their properties, challenging the validity, scope or enforceability of any such Intellectual Property, and the Company and DreamWorks L.L.C. are not aware of any reasonable basis for any such claim; (E) there is no pending or, to the Company's and DreamWorks L.L.C.'s knowledge, threatened action, suit, proceeding or claim by any third party, including by or in any court or governmental agency or body having jurisdiction over Animation or the Company or any of its subsidiaries or any of their properties, that Animation or the Company or any subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of any third party, and the Company and DreamWorks L.L.C. are not aware of any reasonable basis for any such claim; (F) all of the copyrights that will be transferred to the Company or its subsidiaries in the Separation and all of the copyrights presently owned by any Animation entity (the "Copyrights") have been duly registered in the United States Copyright Office and/or the appropriate offices of foreign jurisdictions; the registrations for each of the Copyrights is enforceable and unexpired, is free of liens, and has not been abandoned; and (G) no actions are necessary (including filing of documents or payment of fees) within 90 days after the First Time of Delivery to maintain or preserve the validity or status of any Intellectual Property;

            (xxx) No person or entity other than the Selling Stockholders with respect to shares being sold by such Selling Stockholders has the right to require registration of


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      shares of Stock or other securities of the Company because of the filing or effectiveness of the Initial Registration Statement or otherwise, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right;

            (xxxi) Except as described in the Prospectus and except with respect to any outstanding equity of PDI as described in the Alternative Pages included in the Registration Statement, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in the Company;

            (xxxii) Based on the evaluation of its internal control over financial reporting, the Company and DreamWorks L.L.C. have no reason to believe that they will not be in compliance, on a timely basis, with
      Section 404, entitled "Management's Assessment of Internal Controls", of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or any successor provisions;

            (xxxiii) None of Animation, the Company or any of its subsidiaries, nor to the knowledge of DreamWorks L.L.C. or the Company, any director, officer, agent, employee or other person associated with or acting on behalf of Animation, the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

            (xxxiv) There are no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations, which have not been described in the Prospectus or filed as exhibits to the Registration Statement;

            (xxxv) There are no relationships (including without limitation any loans or advances), direct or indirect, nor has any transaction been entered into since January 1, 2003, between or among Animation or the Company and its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of Animation or the Company (other than the Company and its subsidiaries) on the other hand which are required to be described in the Prospectus by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus; and

            (xxxvi) Other than this Agreement, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Shares.

      (b) Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

            (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney (defined below), if a party thereto, the Irrevocable Instructions (defined below) and the Custody Agreement (defined below), if a party thereto, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney (if a party thereto), the Irrevocable Instructions and the Custody Agreement (if a party thereto) and will have full right, power and authority upon the consummation of the transactions contemplated by the Formation Agreement to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

            (ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney (if a party thereto), the Irrevocable Instructions and the Custody Agreement (if a party thereto) and the consummation of the transactions herein and therein contemplated will not, in any material respect, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Limited Liability Company Agreement of such Selling Stockholder if such Selling Stockholder is a limited liability company, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

            (iii) Such Selling Stockholder, immediately after the Separation and prior to each Time of Delivery (as defined in Section 5(a) hereof), will have good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all adverse claims within the meaning of the New York Uniform Commercial Code; and, upon delivery of such Shares and payment therefor pursuant hereto, the several Underwriters will acquire a "security entitlement" and become "protected purchasers" (provided that such Underwriter has no notice of an adverse claim) each within the meaning of the New York Uniform Commercial Code, with respect to the shares purchased by them;

            (iv) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

            (v) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder with respect to such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Underwriters and the Company acknowledge and agree that, for all purposes of this Agreement, the only information furnished to the Company by any Selling Stockholder with respect to such Selling Stockholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are the statements pertaining to the name of the Selling Stockholder and the number of shares owned and the number of share proposed to be sold by such Selling Stockholder.

            (vi) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

            (vii) Irrevocable instructions (the "Irrevocable Instructions") to deliver the Firm Shares to be sold by such Selling Stockholder hereunder pursuant to this Agreement have been duly executed and delivered by such Selling Stockholder to The Bank of New York (the "Transfer Agent"); a Custody Agreement with respect to the Optional Shares to be sold by such Selling Stockholder hereunder pursuant to this Agreement, in the form heretofore furnished to the Representatives (the "Custody Agreement"), shall have been duly executed and delivered by such Selling Stockholder (other than the Custody Agreement with respect to the Optional Shares to be sold by Vivendi Universal Entertainment LLLP, which Custody Agreement will be duly executed and delivered by DWA Escrow) to The Bank of New York, as custodian (the "Custodian"); and such Selling Stockholder has duly executed and delivered a Power of Attorney (if a party thereto), in the form heretofore furnished to you (the "Power of Attorney"), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement; and

            (viii) The Shares to be sold by each Selling Stockholder are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder pursuant to the Irrevocable Instructions or the Custody Agreement, as applicable, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Irrevocable Instructions or the Custody Agreement, as applicable; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Transfer Agent, the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

      2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $[ ], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.


      The Selling Stockholders, as and to the extent indicated in Schedule II hereto hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 4,350,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5(a) hereof) or, unless you and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.


      3. The Company hereby confirms its engagement of Goldman, Sachs & Co. as, and Goldman, Sachs & Co. hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720(b)(15) of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Stock. Goldman, Sachs & Co., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "QIU". As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $10,000 on the First Time of Delivery.

      4. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

      5. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and each of the Selling Stockholders to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on November __, 2004 or such other time and date as the Representatives, the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters' election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

      (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (the "Closing Location"), and the Shares will be delivered at the office of DTC or its designated custodian. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

      6. The Company agrees with each of the Underwriters:

            (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus, which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

            (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

            (c) Prior to 3:00 P.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

            (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

            (e) During the period beginning from the date hereof and continuing to and including the date that is 180 days after the date of the Prospectus (the "Initial Lock-Up Period"), not to offer, sell, contract to sell, pledge, hedge or otherwise dispose of, or file with the Commission a registration statement under the Securities Act relating to, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, without the prior written consent of the Representatives (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, in each case as disclosed in the Prospectus); provided, however, that if (i) during the last 17 days of the Initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (ii) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Initial Lock-Up Period, then in each case the Initial Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; provided, however, that such extension will in no event extend later than June 1, 2005; provided further, that the Company will provide the Representatives and any co-managers and each stockholder subject to the Lock-Up Period with prior notice of any such announcement that gives rise to an extension of the Initial Lock-Up Period; provided that the foregoing restrictions shall not apply to (A) the issuance by the Company of shares of Stock upon the exercise of an option or warrant or upon the conversion or exchange of convertible or exchangeable securities in each case outstanding on the date of the prospectus, (B) the issuance of Stock or grant of an option to purchase Stock under the Company's stock plans described in the Prospectus, (C) the filing of a registration statement on or after March 15, 2005 with respect to a follow-on secondary offering by DWA Escrow and the DWA Escrow partners or (D) at the election of the Company, a follow-on secondary offering to occur on or after April 15, 2005.

            (f) Prior to the date that is 180 days after the date of the Prospectus, to provide written notice to the Underwriters and to each of the Company's directors and executive officers and the Selling Stockholders of the date of the expiration of the Lock-Up Period, as determined pursuant to clause (e) above;

            (g) To furnish to its stockholders within the time periods established by the Commission's rules and regulations after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, within the time periods established by the Commission's rules and regulations after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to furnish to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail (including, in each case, by posting such information on the Company's website or by submitting such information to the Commission via EDGAR so that such information is available at www.sec.gov or at another website accessible by the stockholders without charge);

            (h) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders generally, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the

      Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission) (including, in each case, by posting such information on the Company's website or by submitting such information to the Commission via EDGAR so that such information is available at www.sec.gov or at another website accessible by the stockholders without charge);

            (i) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

            (j) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the "Exchange");

            (k) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

            (l) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

            (m) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

            (n) Not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Securities and Exchange Act of 1934, as amended, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

      7. The Company covenants and agrees with the several Underwriters and the Selling Stockholders that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares;
(iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey
(iv) all fees and expenses in connection with listing the Shares on the New York Stock Exchange; (V) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) the compensation of the QIU, limited to the amount set forth in Section 3; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

      Each Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder's obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder,
(ii) such Selling Stockholder's pro rata share of the fees and expenses of the Attorneys-in-Fact and the Custodian, if applicable, and (iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and each Selling Stockholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated.

      It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9, 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

      8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company, DreamWorks L.L.C. and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

            (b) Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance statement with respect to such matters as you may reasonably request, dated such Time of Delivery, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (c) Cravath, Swaine & Moore LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Annex II(a) hereto;

            (d) Katherine Kendrick, Esq., General Counsel of the Company, shall have furnished to you her written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Annex II(b) hereto;

            (e) The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, dated such First Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Annex II(c) hereto;

            (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

            (g) (i) None of Animation or the Company or any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of Animation or the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, owner's equity or results of operations of Animation or the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

            (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

            (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the

      Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

            (j) Certificates in negotiable form representing all of the Optional Shares to be sold by such Selling Stockholder hereunder upon the Second Time of Delivery will have been placed in custody under a Custody Agreement and delivered by, or on behalf of, such Selling Stockholder to the Custodian;

            (k) The Shares at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

            (l) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses by the second New York Business Day next succeeding the date of this Agreement;

            (m) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section;

            (n) The transactions contemplated by the Separation Agreement shall have been consummated other than those transactions that, by their terms, will occur after the date of the Prospectus;

            (o) The assets contributed by DreamWorks L.L.C. to the Company in connection with the Separation constitute all of the assets (i) of DreamWorks L.L.C. used or held for use in the operation or conduct of Animation and (ii) necessary for the operation or conduct of Animation as presently conducted; and

            (p) All obligations of the Company and its subsidiaries under (i) the Credit Agreement, dated as of August 22, 2002, between DreamWorks L.L.C., JPMorgan Chase Bank, as administrative agent, and the other agents and lending banks from time to time party thereto, as may be amended, modified, restated or replaced at any time and (ii) the Subordinated Loan Agreement, dated as of December 15, 2000, as amended by the letter agreement dated as of December 20, 2000, and the subordinated note related thereto, shall have been terminated.

      9. (a) The Company and DreamWorks L.L.C., jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and DreamWorks L.L.C. shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives or any Selling Stockholder expressly for use therein; provided further, that DreamWorks L.L.C. shall be released from its liabilities under this Section 9 upon the closing of the sale of the Firm Shares hereunder.

      (b) Each of the Selling Stockholders, severally but not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder with respect to such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement by the Company or in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; provided, further, that the liability of a Selling Stockholder pursuant to this subsection (b) shall not exceed the net proceeds from the offering (before deducting expenses) received by such Selling Stockholder (including any proceeds received in connection with the sale of any Optional Shares).

      (c) Each Underwriter will indemnify and hold harmless the Company, DreamWorks L.L.C. and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred, provided, however, that each Underwriter shall be released from its liabilities to DreamWorks L.L.C. under this Section 9 upon the closing of the sale of the Firm Shares hereunder.

      (d) Promptly after receipt by an indemnified party under subsection (a),
(b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

      (e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a),
(b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the net proceeds from the offering (before deducting expenses) received by such Selling Stockholder (including any proceeds received in connection with the sale of any Optional Shares). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(e) to contribute are several in proportion to their respective underwriting obligations and not joint. For purposes of this subsection (e), the benefits and faults attributable to the Company shall also be attributable to DreamWorks L.L.C. until the closing of the sale of the Firm Shares hereunder. The Selling Stockholders' obligations in this subsection (e) to contribute are several in proportion to the number of Shares sold by each Selling Stockholder and not joint.

      (f) The obligations of the Company, DreamWorks L.L.C. and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company, DreamWorks L.L.C. and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, director or member of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and of DreamWorks L.L.C. and to each person, if any, who controls the Company, DreamWorks L.L.C. or any Selling Stockholder within the meaning of the Act.

      10. (a) The Company and DreamWorks L.L.C., jointly and severally, will indemnify and hold harmless Goldman, Sachs & Co., in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or omission to act or any alleged act or omission to act by Goldman, Sachs & Co. as QIU in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Shares, except as to this clause (iii) to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Goldman, Sachs & Co. in performing the services as QIU, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred, provided, however, that DreamWorks L.L.C. shall be released from its liabilities under this Section 10 upon the closing of the sale of the Firm Shares hereunder.

      (b) Each of the Selling Stockholders, severally but not jointly, will indemnify and hold harmless Goldman, Sachs & Co., in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or omission to act or any alleged act or omission to act by Goldman, Sachs & Co. as QIU in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Shares, except as to this clause (iii) to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Goldman, Sachs & Co. in performing the services as QIU, and in the case of (i) or (ii) above, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder with respect to such Selling Stockholder expressly for use therein; and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement by the Company or in reliance upon and in conformity with written information furnished to the Company by the QIU with respect to its serving in such capacity expressly for use therein; provided, further, that the liability of a Selling Stockholder pursuant to this subsection (b) shall not exceed the net proceeds from the offering (before deducting expenses) received by such Selling Stockholder (including any proceeds received in connection with the sale of any Optional Shares).

      (c) Each Underwriter will indemnify and hold harmless Goldman, Sachs & Co., in its capacity as QIU, against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or omission to act or any alleged act or omission to act by Goldman, Sachs & Co. as QIU in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Shares, except as to this clause (iii) to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Goldman, Sachs & Co. in performing the services as QIU, and in the case of (i) or (ii) above, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred.

      (d) The QIU will indemnify and hold harmless the Company, DreamWorks L.L.C., each Selling Stockholder and each Underwriter against any losses, claims, damages or liabilities to which the Company, such Selling Stockholder or such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the QIU with respect to its serving in such capacity expressly for use therein; and will reimburse the Company, each Selling Stockholder and each Underwriter for any legal or other expenses reasonably incurred by the Company, such Selling Stockholder or such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred, provided, however, that the QIU shall be released from its liabilities to DreamWorks L.L.C. under this
Section 10 upon the closing of the sale of the Firm Shares hereunder, provided further that the Company, each Selling Stockholder and each Underwriter acknowledge and agree that the only information furnished to the Company by the QIU expressly for use in the Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto are the statements pertaining to name of the QIU.

      (e) Promptly after receipt by an indemnified party under subsection (a),
(b), (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

      (f) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a),
(b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders, the Underwriters and the QIU (in its capacity as QIU) from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (e) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Selling Stockholders, the Underwriters and the QIU (in its capacity as QIU) in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders, as set forth in the table on the cover page of the Prospectus, bear to the fee payable to the QIU pursuant to Section 3 hereof. The relative benefits received by the Underwriters on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total underwriting discounts and commissions received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the fee payable to the QIU pursuant to Section 3 hereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders, the Underwriters or the QIU and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders, the Underwriters and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection
(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the net proceeds from the offering (before deducting expenses) received by such Selling Stockholder (including any proceeds received in connection with the sale of any Optional Shares). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection (e), the benefits and faults attributable to the Company shall also be attributable to DreamWorks L.L.C. until the closing of the sale of the Firm Shares hereunder. The Selling Stockholders' obligations in this subsection (e) to contribute are several in proportion to the number of Shares sold by each Selling Stockholder and not joint.

      (g) The obligations of the Company, DreamWorks L.L.C. and the Selling Stockholders under this Section 10 shall be in addition to any liability which the Company, DreamWorks L.L.C. and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of the Act; and the obligations of QIU under this Section 10 shall be in addition to any liability which the QIU may otherwise have and shall extend, upon the same terms and conditions, to each officer, director or member of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and of DreamWorks L.L.C. and to each person, if any, who controls the Company, DreamWorks L.L.C. or any Selling Stockholder within the meaning of the Act.

      11. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

      (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of

Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

      (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

      12. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and, except for those of DreamWorks L.L.C., shall survive delivery of and payment for the Shares.

      13. If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 3, 7, 9 and 10 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, Dreamworks L.L.C. will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 3, 7, 9, and 10 hereof.

      14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly on behalf of you as the Representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

      All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department and in care of J.P. Morgan Securities Inc., 277 Park

Avenue, New York, New York, 10172, Attention: Syndicate Desk; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; if to the signatories of the Lock-Up Agreements or any of them shall be delivered or sent by mail, telex or facsimile transmission to the address set forth opposite each such signatory's name in the relevant Lock-Up Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Office of the General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 6(f) or Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

      15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, DreamWorks L.L.C. and the Selling Stockholders and, to the extent provided in Sections 9 and 12 hereof, the officers, directors and members of the Company and each person who controls the Company, DreamWorks L.L.C., any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

      16. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

      17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

      19. The Company and the Selling Stockholders are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

      If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

      Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

                                      Very truly yours,

                                      DREAMWORKS ANIMATION SKG, INC.

                                      By:   ________________________________
                                            Name:
                                            Title:



                                      DREAMWORKS L.L.C.

                                      By:   ________________________________
                                            Name:
                                            Title:



                                      DW INVESTMENT II, INC.

                                      By:   ________________________________
                                            Name:
                                            Title:


                                      LEE ENTERTAINMENT, L.L.C.
                                      KADOKAWA
                                      CHEMICAL INVESTMENTS, INC.
                                      MICROSOFT CORPORATION
                                      CARL ROSENDAHL

                                      By:   ________________________________
                                            Name:
                                            Title:
                                            As Attorney-in-Fact acting on behalf
                                               of each of the Selling
                                               Stockholders named in Schedule II
                                               to this Agreement

                                      VIVENDI UNIVERSAL ENTERTAINMENT LLLP

                                      By:   _______________________________
                                            Name:
                                            Title:

                                      THOMSON INC.

                                      By:   _______________________________
                                            Name:
                                            Title:

Accepted as of the date hereof

Goldman, Sachs & Co.

By:   ________________________________
         (Goldman, Sachs & Co.)

J.P. Morgan Securities Inc.

By:   ________________________________
      Name:
      Title:


On behalf of each of the Underwriters